Exhibit 11.1

Consent of Independent Auditors

We consent to the use in this filing on Form 1-K of our report dated April 29, 2026, relating to the financial statements of Connect Invest III LLC. for the year ended December 31, 2025.

Assurance Dimensions, LLC

Coral Springs, Florida

April 29, 2026